Exhibit 99.1
PINNACLE ENTERTAINMENT REPORTS
STRONG FOURTH QUARTER AND FULL-YEAR 2010 RESULTS
- Fourth Quarter 2010 Consolidated Net Revenues Rise 18.5% to $274 Million -
- Fourth Quarter and Full-Year Margins Show Significant Improvement -
- Continued Operational Improvements Complemented By Pipeline of Growth Initiatives -
LAS VEGAS, NV, February 24, 2011 — Pinnacle Entertainment, Inc. (NYSE: PNK) today reported financial results for the fourth quarter and full year ended December 31, 2010, as summarized in the table below. Fourth quarter revenues increased 18.5% to $274 million from $231 million in the fourth quarter of 2009. Consolidated Adjusted EBITDA(1) for the 2010 fourth quarter increased 125.9% to $50.4 million, inclusive of $2.8 million in severance and relocation charges. In the 2009 fourth quarter, Consolidated Adjusted EBITDA was $22.3 million, inclusive of $5.0 million of severance charges. For the full year, revenues rose 11.2% to $1.1 billion in 2010 and Consolidated Adjusted EBITDA increased 33.3% to $214.1 million. The results include our River City Casino, which opened to the public on March 4, 2010.
Summary of Fourth Quarter and Full-Year Results

	Three Months Ended		Year Ended
	December 31,		December 31,
($ in thousands, except per share data)	2010	2009	2010	2009
Net revenues	$274,028	$231,297	$1,098,380	$987,739
Consolidated Adjusted EBITDA (1)	$50,393	$22,310	$214,078	$160,573
Consolidated Adjusted EBITDA margin (1)	18.4%	9.6%	19.5%	16.3%
Operating income (2)	$19,908	$(55,080)	$52,226	$(14,229)
GAAP net loss (3)	$(10,081)	$(242,020)	$(23,419)	$(258,302)
Diluted loss per share (3)	$(0.16)	$(4.03)	$(0.38)	$(4.30)
Adjusted loss per share (4)	$(0.01)	$(0.74)	$(0.20)	$(0.76)

(1)	For a further description of Consolidated Adjusted EBITDA and Consolidated Adjusted EBITDA margin, please see the section entitled “Non-GAAP Financial Measures” and the reconciliations below.

(2)
Operating income for the three and twelve months ended December 31, 2010 includes total impairments, write-downs and reserves, net of any recoveries, of $(1.1) million and $29.5 million, respectively. Operating income for the three and twelve months ended December 31, 2009 includes similar items totaling $44.1 million and $45.2 million, respectively.

(3)
GAAP net loss and diluted net loss per share in the 2010 fourth quarter and full-year periods include a loss of $8.7 million, or $0.14 per share, net of taxes, and income of $16.2 million, or $0.27 per share, net of taxes, respectively, from discontinued operations, as described below. For the 2009 fourth quarter and full-year periods, the loss from discontinued operations, net of taxes, was $168.8 million, or $2.81 per share, and $178.0 million, or $2.96 per share, respectively.

(4)	For a further description of Adjusted loss per share, please see the section entitled “Non-GAAP Financial Measures” and the reconciliations below.
Pinnacle Entertainment’s ongoing execution of operational excellence initiatives continues to drive improved financial results, including meaningful year-over-year Adjusted EBITDA increases for all of the Company’s segments in the fourth quarter of 2010. The Company’s 2010 fourth quarter financial results also benefited from more efficient marketing activities relative to the prior-year period, particularly at its L’Auberge du Lac Casino Resort and Boomtown New Orleans properties. In the fourth quarter, Adjusted EBITDA at L’Auberge du Lac increased 52.3% to $22.9 million on an 8.5% revenue improvement, while Adjusted EBITDA at Boomtown New Orleans more than doubled to $12.2 million on a 14.8% increase in revenues. Also, Adjusted EBITDA for Belterra Casino Resort increased 92.0% to $6.3 million on relatively flat revenue. The 56.1% and 47.5% year-over-year rise in revenue and Adjusted EBITDA, respectively, for the Company’s St. Louis segment reflects the March 2010 opening of River City Casino, which also drove an 8.9 percentage point increase in market share to 31.4% in the 2010 fourth quarter from 22.5% in the prior-year period.
Corporate expense in the 2010 fourth quarter was $10.2 million, inclusive of severance and relocation expenses totaling $2.8 million. This figure compares to corporate expense of $14.2 million, inclusive of $5.0 million of severance and relocation costs, in the 2009 fourth quarter. For the 2010 full-year period, corporate expense declined 13.6% to $35.7 million from $41.3 million in 2009, inclusive of $6.5 million and $5.7 million of severance and relocation costs in 2010 and 2009, respectively. After adjusting both full-year periods for the severance and relocation costs, corporate expense as a percent of net revenues declined to 2.7% in 2010 from 3.6% in 2009. The 100-basis point improvement highlights the Company’s progress in achieving higher levels of operating efficiency which is leading to improved operating leverage.
The Consolidated Adjusted EBITDA margin nearly doubled in the 2010 fourth quarter to 18.4%, compared to 9.6% in the prior-year period. For the third consecutive quarter, Adjusted EBITDA margins(2) improved year-over-year in all of the markets where the Company operates except St. Louis, as River City continues in its first full year of operations. The Adjusted EBITDA margin for L’Auberge du Lac improved to 27.0% in the 2010 fourth quarter from 19.2% in the prior-year period and the Adjusted EBITDA margin for Boomtown New Orleans rose to 34.1% from 18.2% in the year-ago quarter.
“Our momentum continued as we finished 2010, with fourth quarter results again highlighting the benefit of our focus on operational excellence,” said Anthony Sanfilippo, president and chief executive officer of Pinnacle Entertainment. “Throughout 2010, Pinnacle developed and adopted a broad range of strategies, focused on further enhancing the best-in-market experiences that we provide to our guests. At the same time, we undertook initiatives to leverage our development and management skills and solid balance sheet to pursue new opportunities to generate profitable revenue growth. Going forward, we will maintain our organization-wide focus on best practices, while further positioning Pinnacle to benefit from any lasting rebound in the economy and consumer sentiment.”
Strategies to Drive Operational Excellence Continue in 2011
Mr. Sanfilippo continued, “It’s clear that the strong 2010 financial results, including substantial increases in Adjusted EBITDA and operating margins — both of which outpaced revenue growth — demonstrate significant progress toward our goal of driving improved returns from our property portfolio. Notably, Pinnacle has further opportunities in 2011 to improve utilization of our personnel and systems to grow hotel yields, optimize our gaming floor layouts and game mixes, revise our approach to marketing and promotional activities, and effect additional corporate and property expense reductions. Each of these factors contributed to our strong 2010 fourth quarter and full-year results and these areas remain priorities for improvement in 2011.
“Our revised operating approach in St. Louis following the March 2010 opening of River City is a great example of the focused strategies that are being implemented to optimize revenues, margins and cash flow at our properties. Both River City and Lumière Place offer guests distinctive attributes and amenities to address the gaming entertainment demand in their respective environments and our promotional activity is focused on highlighting their market-leading, yet differentiated, features. In addition, the implementation of our St. Louis Shared Services structure in late 2010 is resulting in more efficient allocation of operating costs across the two properties and creating opportunities to drive revenue growth through coordinated marketing and player development efforts. Our goal for St. Louis Shared Services is to drive consistent operating margin improvements and simultaneous market share gains.
“In Louisiana, we recently revised our operating approach by creating a Louisiana Shared Services structure to accomplish a similar goal as in St. Louis. Geno Iafrate, Senior Vice President and General Manager of L’Auberge du Lac, now also oversees Boomtown New Orleans and Boomtown Bossier City, our two other operations in Louisiana. Through a more coordinated approach to our businesses, we believe that we can simultaneously further operating excellence and increase guest and team member satisfaction for our properties in the state.
“At several of our properties, including our largest, L’Auberge du Lac, we are in the process of reconfiguring the layout of the gaming floor and refining the mix of gaming options. These changes, as well as improved utilization of the strong hotel assets at several of our facilities, are intended to further increase guest satisfaction and loyalty. Under the leadership of our team of accomplished general managers, we believe we have the right plan and the right personnel to drive further operating efficiencies.”
Implementing Revised Marketing and Branding Strategies in 2011
Mr. Sanfilippo added, “Our recently revised marketing and promotional strategies will be important tools in our efforts to continue driving revenue and operating margin improvements. These efforts include new integrated marketing and branding initiatives which are being developed centrally, but executed locally, to ensure they are tailored to meet the unique needs of guests in each of our markets. These re-branding efforts, which will begin this month in St. Louis, are expected to strengthen our brands and further differentiate our properties from competitors. Beginning in April, we will relaunch mychoice, our guest loyalty program. We also recently created a national casino marketing department, which focuses on marketing the unique experiences available at Pinnacle’s resort facilities to potential guests outside of our immediate markets.
“At the same time, we are refining our approach to database marketing by eliminating non-value-add spending and ensuring that the marketing offers that we deliver to our guests are relevant and appropriate. We plan to have a standardized marketing approach fully deployed later in 2011, and our strategic approach to marketing and branding is expected to enhance our ability to drive profitable revenue across our portfolio.”
Balance Sheet and Cash Flow Provide Foundation to Execute on Growth Projects
“Our focus on operations is being complemented by a pipeline of growth projects, as we leverage our balance sheet strength, liquidity and significant free cash flow to address a range of return-focused opportunities,” said Steve Capp, executive vice president and chief financial officer of Pinnacle Entertainment. “We ended 2010 with approximately $195 million in cash and cash equivalents and an undrawn $375 million credit facility.
“In Baton Rouge, progress continues on our new casino resort that will provide a significant quality advantage in the local and surrounding market. This new, upscale southern Louisiana destination casino resort will feature a 206-guestroom hotel, covered parking garage, casino with 1,500 slot machines and 51 table games, and a multi-purpose event center and outdoor festival park.

“We are also actively reviewing and analyzing a range of diverse, return-focused opportunities to expand our presence through disciplined capital expenditures. In this regard, our recent acquisition of River Downs Racetrack in southeast Cincinnati, Ohio enables Pinnacle to benefit if video lottery terminals (VLTs) become operational at Ohio’s racetracks and offers a terrific complement in the Cincinnati market to our Belterra property. If VLTs become operational, we plan to move quickly to revitalize River Downs and create a new gaming and entertainment facility for the Cincinnati market.”
Mr. Sanfilippo concluded, “Pinnacle made tremendous progress in 2010 on focused priorities that drove substantial improvements in our financial results. With further progress on these strategies and the continued development of our growth pipeline throughout 2011, our team members will be executing a dual-path approach to drive profitable revenue growth and expand and diversify our operations. We believe this will result in continued long-term financial growth and enhanced value for our shareholders and other stakeholders.”
Additional Recent Developments
•
Last month, Pinnacle completed the acquisition of River Downs Racetrack in southeast Cincinnati, Ohio. The $45 million transaction was funded with cash on hand and positions Pinnacle to benefit if VLTs at Ohio’s racetracks become operational.

•
Construction on the Company’s $357 million casino hotel project in Baton Rouge, Louisiana continues. However, as a result of low Mississippi River water levels, management no longer expects the opening to occur in December 2011. Dependent upon water levels, management is hopeful for the property’s opening in the first quarter of 2012. As of December 31, 2010, approximately $319 million of the $357 million construction budget (excluding land and capitalized interest) remains to be invested in the planned Baton Rouge facility. Pinnacle also recently named the senior management team for its Baton Rouge project. A complete project fact sheet and project webcam can be found at www.pnkinc.com under the “New Developments” section.

Liquidity
At December 31, 2010, the Company had approximately $195 million in cash and cash equivalents, an estimated $70 million of which is used in day-to-day operations. As of the end of the 2010 fourth quarter, the Company’s $375 million credit facility remained undrawn and approximately $9.3 million of letters of credit were outstanding. The Company expects to begin drawing on its credit facility as construction on its Baton Rouge project further ramps up.
Interest Expense
Gross interest expense before capitalized interest increased to $27.2 million in the 2010 fourth quarter from $24.1 million in the prior-year period, principally due to the May 2010 issuance of $350 million of 8.75% senior subordinated notes due 2020. Capitalized interest in the 2010 fourth quarter, related to the Company’s Baton Rouge growth project, was $0.4 million. In the 2009 fourth quarter, capitalized interest of $5.0 million was related to River City.
For the full year, gross interest expense before capitalized interest was $107.1 million in 2010 and $84.1 million in 2009. Capitalized interest was $4.0 million and $13.8 million in fiscal 2010 and fiscal 2009, respectively.
Discontinued Operations
Discontinued operations consist of the Company’s Atlantic City, New Jersey operations, which Pinnacle intends to sell; its former President Riverboat Casino in St. Louis, Missouri; its former Casino Magic Argentina operations; its former Casino Magic Biloxi, Mississippi operations; and its former Bahamian operations. For the three months ended December 31, 2010, Pinnacle recorded a loss of $8.7 million, net of income taxes, related to its discontinued operations. For the prior-year period, the loss from discontinued operations was $168.8 million.
Investor Conference Call
Pinnacle will hold a conference call for investors today, Thursday, February 24, 2011, at 11:00 a.m. ET (8:00 a.m. PT) to discuss its 2010 fourth quarter and twelve-month financial and operating results. Investors may listen to the call by dialing (888) 792-8395 or, for international callers, (706) 679-7241. The code to access the conference call is 42746142. Investors may also listen to the conference call live over the Internet at www.pnkinc.com.

A replay of the conference call will be available shortly after the conclusion of the call through March 10, 2011 by dialing (800) 642-1687 or, for international callers, (706) 645-9291. The code to access the replay is 42746142. The conference call will also be available for replay at www.pnkinc.com.
(1) Non-GAAP Financial Measures
Consolidated Adjusted EBITDA, Consolidated Adjusted EBITDA margin, Adjusted net income (loss), and Adjusted earnings (loss) per share are non-GAAP measurements. The Company defines Consolidated Adjusted EBITDA as earnings before interest income and expense, income taxes, depreciation, amortization, pre-opening and development expenses, non-cash share-based compensation, asset impairment costs, write-downs, reserves, recoveries, corporate-level litigation settlement costs, gain (loss) on sale of certain assets, loss on early extinguishment of debt, gain (loss) on sale of equity security investments, minority interest and discontinued operations. The Company defines Adjusted net income (loss) as net income (loss) before pre-opening and development expenses, asset impairment costs, write-downs, reserves, recoveries, corporate-level litigation settlement costs, gain (loss) on sale of certain assets, gain (loss) on early extinguishment of debt, minority interest and discontinued operations. The Company defines Adjusted earnings (loss) per share as net income (loss) before pre-opening and development expenses, asset impairment costs, write-downs, reserves, recoveries, corporate-level litigation settlement costs, gain (loss) on sale of certain assets, gain (loss) on early extinguishment of debt, minority interest and discontinued operations divided by the number of shares of the Company’s common stock outstanding. The Company defines Consolidated Adjusted EBITDA margin as Consolidated Adjusted EBITDA divided by revenues on a consolidated basis. Not all of the aforementioned benefits and costs occur in each reporting period, but have been included in the definition based on historical activity.
The Company uses Consolidated Adjusted EBITDA and Consolidated Adjusted EBITDA margin as relevant and useful measures to compare operating results between accounting periods. The presentation of Consolidated Adjusted EBITDA has economic substance because it is used by management as a performance measure to analyze the performance of its business. Consolidated Adjusted EBITDA is specifically relevant in evaluating large, long-lived casino-hotel projects because it provides a perspective on the current effects of operating decisions separated from the substantial, non-operational depreciation charges and financing costs of such projects. Management eliminates the results from discontinued operations as they are discontinued. Management also reviews pre-opening and development expenses separately, as such expenses are also included in total project costs when assessing budgets and project returns, and because such costs relate to anticipated future revenues and income. Management believes some investors consider Consolidated Adjusted EBITDA to be a useful measure in determining a company’s ability to service or incur indebtedness and for estimating a company’s underlying cash flows from operations before capital costs, taxes and capital expenditures. Consolidated Adjusted EBITDA also approximates the measures used in the debt covenants within the Company’s debt agreements. Consolidated Adjusted EBITDA does not include depreciation or interest expense and therefore does not reflect current or future capital expenditures or the cost of capital. The Company compensates for these limitations by using other comparative measures to assist in the evaluation of operating performance.
Adjusted net income (loss) is presented solely as supplemental disclosure, as this is one method that management reviews and uses to analyze the performance of its core operating business. For many of the same reasons mentioned above relating to Consolidated Adjusted EBITDA, management believes Adjusted net income (loss) and Adjusted earnings (loss) per share are useful analytic tools as they enable management to track the performance of its core casino operating business separate and apart from factors that do not impact decisions affecting its operating casino properties, such as impairments of intangible assets or costs associated with the Company’s development activities. Management believes Adjusted net income (loss) and Adjusted earnings (loss) per share are useful to investors since these adjustments provide a measure of performance that more closely resembles widely used measures of performance and valuation in the gaming industry. Adjusted net income (loss) and Adjusted earnings (loss) per share do not include the costs of the Company’s development activities, certain asset sale gains, or the costs of its refinancing activities, but the Company compensates for these limitations by using other comparative measures to assist in evaluating the performance of its business.
EBITDA measures, such as Consolidated Adjusted EBITDA and Consolidated Adjusted EBITDA margin, and Adjusted net income (loss) are not calculated in the same manner by all companies and, accordingly, may not be an appropriate measure of comparing performance among different companies. See the attached “supplemental information” tables for a reconciliation of Consolidated Adjusted EBITDA to Income (loss) from continuing operations, a reconciliation of GAAP net income to Adjusted net income (loss), a reconciliation of GAAP earnings (loss) per share to Adjusted earnings (loss) per share and a reconciliation of Consolidated Adjusted EBITDA margin to Income (loss) from continuing operations margin.
(2) Definition of Adjusted EBITDA and Adjusted EBITDA Margin
The Company defines Adjusted EBITDA for each segment as earnings before interest income and expense, income taxes, depreciation, amortization, pre-opening and development expenses, non-cash share-based compensation, asset impairment costs, write-downs, reserves, recoveries, gain (loss) on sale of certain assets, gain (loss) on early extinguishment of debt, gain (loss) on sale of discontinued operations, and discontinued operations. The Company defines Adjusted EBITDA margin as Adjusted EBITDA divided by revenues. The Company uses Adjusted EBITDA and Adjusted EBITDA margin to compare operating results among its properties and between accounting periods.
About Pinnacle Entertainment
Pinnacle Entertainment, Inc. owns and operates a total of seven casinos, located in Louisiana, Missouri, Indiana and Nevada, and a racetrack in Ohio. The Company is also developing a casino in Baton Rouge, Louisiana that is expected to open in the first quarter of 2012.
All statements included in this press release, other than historical information or statements of historical fact, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements, including statements regarding the Company’s future operating performance; future growth; ability to implement strategies to improve revenues and operating margins at the Company’s properties; ability to successfully implement marketing and branding programs to increase revenue at the Company’s properties; continued operating improvement at the Company’s St. Louis properties; and anticipated milestones; completion and opening schedule of the Baton Rouge project; the facilities, features and amenities of the Baton Rouge project; the possibility for video lottery terminals becoming operational at Ohio racetracks; and the ability to sell or otherwise dispose of discontinued operations, are based on management’s current expectations and are subject to risks, uncertainties and changes in circumstances that could significantly affect future results. Accordingly, Pinnacle cautions that the forward-looking statements contained herein are qualified by important factors that could cause actual results to differ materially from those reflected by such statements. Such factors include, but are not limited to: (a) the Company’s business may be sensitive to reductions in consumers’ discretionary spending as a result of downtowns in the economy; (b) the global financial crisis may have an impact on the Company’s business and financial condition in ways that the Company currently cannot accurately predict; (c) significant competition in the gaming industry in all of the Company’s markets could adversely affect the Company’s profitability; (d) the Company will have to meet the conditions for receipt or maintenance of gaming licensing approvals for the Baton Rouge project, some of which are beyond its control; (e) many factors, including the escalation of construction costs beyond increments anticipated in its construction budget and Mississippi River water levels that remain too low for placement of the casino hull structure, could prevent the Company from completing its Baton Rouge project within budget and on time and as required by the conditions of the Louisiana Gaming Control Board; (f) video lottery terminals may not become operational at Ohio’s racetracks, (g) the terms of the Company’s credit facility and the indentures governing its senior and subordinated indebtedness impose operating and financial restrictions on the Company; and (h) other risks, including those as may be detailed from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”). For more information on the potential factors that could affect the Company’s financial results and business, review the Company’s filings with the SEC, including, but not limited to, its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K.
Belterra, Boomtown, Casino Magic, L’Auberge du Lac, Lumière Place and River City are registered trademarks of Pinnacle Entertainment, Inc. All rights reserved.

CONTACT:
Investor Relations	Media Relations
Lewis Fanger	Kerry Andersen
VP, Finance and Investor Relations	Director, Community and Public Relations
702/541-7777 or investors@pnkmail.com	337/395-7631 or kandersen@ldlmail.com

Richard Land, Jim Leahy
Jaffoni & Collins Incorporated
212/835-8500 or pnk@jcir.com
— financial tables follow —

Pinnacle Entertainment, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data, unaudited)

	For the three months		For the year
	ended December 31,		ended December 31,
	2010	2009	2010	2009
Revenues:
Gaming	$240,642	$201,974	$954,628	$857,431
Food and beverage	16,040	13,294	67,890	57,930
Lodging	8,368	7,854	38,636	36,846
Retail, entertainment and other	8,978	8,175	37,226	35,532

	274,028	231,297	1,098,380	987,739

Expenses and other costs:
Gaming	139,677	127,429	545,359	513,894
Food and beverage	16,721	13,458	68,742	56,734
Lodging	5,259	5,529	22,629	23,365
Retail, entertainment and other	4,801	5,182	21,359	21,113
General and administrative	58,678	61,465	232,517	225,652
Depreciation and amortization	28,383	25,408	112,145	99,382
Pre-opening and development costs	1,721	3,757	13,891	16,608
Impairment of indefinite-lived intangible assets	—	—	11,500	—
Impairment of land and construction costs	497	26,879	23,662	27,025
Impairment of buildings, riverboats and equipment	77	16,193	366	16,492
Write-downs, reserves and recoveries, net	(1,694)	1,077	(6,016)	1,703

	254,120	286,377	1,046,154	1,001,968

Operating income (loss)	19,908	(55,080)	52,226	(14,229)
Other non-operating income	2	13	229	179
Interest expense, net of capitalized interest	(26,801)	(19,094)	(103,093)	(70,239)
Loss on early extinguishment of debt	—	(636)	(1,852)	(9,467)
Gain on sale of equity securities	—	—	—	12,914

Loss from continuing operations before income taxes	(6,891)	(74,797)	(52,490)	(80,842)
Income tax benefit	5,485	1,580	12,873	558

Loss from continuing operations	(1,406)	(73,217)	(39,617)	(80,284)
Income (loss) from discontinued operations, net of income taxes	(8,675)	(168,803)	16,198	(178,018)

Net loss	$(10,081)	$(242,020)	$(23,419)	$(258,302)

Net loss per common share—basic
Loss from continuing operations	$(0.02)	$(1.22)	$(0.65)	$(1.34)
Income (loss) from discontinued operations, net of income taxes	(0.14)	(2.81)	0.27	(2.96)

Net loss per common share—basic	$(0.16)	$(4.03)	$(0.38)	$(4.30)

Net loss per common share—diluted
Loss from continuing operations	$(0.02)	$(1.22)	$(0.65)	$(1.34)
Income (loss) from discontinued operations, net of income taxes	(0.14)	(2.81)	0.27	(2.96)

Net loss per common share—diluted	$(0.16)	$(4.03)	$(0.38)	$(4.30)

Number of shares—basic	61,516	60,080	60,872	60,056
Number of shares—diluted	61,516	60,080	60,872	60,056

Pinnacle Entertainment, Inc.
Condensed Consolidated Balance Sheets
(In thousands, unaudited)

	December 31,	December 31,
	2010	2009
Assets
Cash and cash equivalents	$194,925	$123,431
Other assets, including restricted cash	155,134	124,047
Land, buildings, riverboats and equipment, net	1,473,615	1,499,975
Assets of discontinued operations held for sale	60,120	96,403

Total assets	$1,883,794	$1,843,856

Liabilities and Stockholders’ Equity
Liabilities, other than long-term debt	$190,729	$249,322
Long-term debt, including current portion	1,176,717	1,063,371
Liabilities of discontinued operations held for sale	5,425	36,754
Deferred income taxes	3,553	—

Total liabilities	1,376,424	1,349,447

Stockholders’ equity	507,370	494,409

Total liabilities and stockholders’ equity	$1,883,794	$1,843,856

Pinnacle Entertainment, Inc.
Supplemental Information
Property Revenues and Adjusted EBITDA,
Reconciliation of Consolidated Adjusted EBITDA to Income (Loss) from Continuing Operations, and Reconciliation of Consolidated Adjusted EBITDA Margin
to Income (Loss) from Continuing Operations Margin
(In thousands, unaudited)

	For the three months		For the year
	ended December 31,		ended December 31,
	2010	2009	2010	2009
Revenues
L’Auberge du Lac	$84,891	$78,237	$341,983	$339,035
St. Louis (a)	87,564	56,089	337,043	219,006
Boomtown New Orleans	35,888	31,268	139,124	137,662
Belterra Casino Resort	36,239	36,472	152,068	161,916
Boomtown Bossier City	20,733	20,107	87,925	90,902
Boomtown Reno	8,297	9,100	39,812	39,113
Other	416	24	425	105

Total Revenues	$274,028	$231,297	$1,098,380	$987,739

Adjusted EBITDA
L’Auberge du Lac	$22,934	$15,055	$92,929	$79,210
St. Louis (a)	15,499	10,511	62,310	41,960
Boomtown New Orleans	12,243	5,683	43,919	37,642
Belterra Casino Resort	6,303	3,283	29,972	26,488
Boomtown Bossier City	3,926	3,266	20,196	19,212
Boomtown Reno	(265)	(1,254)	445	(2,638)

	60,640	36,544	249,771	201,874
Corporate expenses	(10,247)	(14,234)	(35,693)	(41,301)

Consolidated Adjusted EBITDA (b)	$50,393	$22,310	$214,078	$160,573

Reconciliation to Loss from Continuing Operations
Consolidated Adjusted EBITDA	$50,393	$22,310	$214,078	$160,573
Pre-opening and development costs	(1,721)	(3,757)	(13,891)	(16,608)
Non-cash share-based compensation	(1,501)	(4,076)	(6,304)	(13,592)
Impairment of indefinite-lived intangible assets	—	—	(11,500)	—
Impairment of land and construction costs	(497)	(26,879)	(23,662)	(27,025)
Impairment of buildings, riverboats and equipment	(77)	(16,193)	(366)	(16,492)
Write-downs, reserves and recoveries, net	1,694	(1,077)	6,016	(1,703)
Depreciation and amortization	(28,383)	(25,408)	(112,145)	(99,382)
Other non-operating income	2	13	229	179
Interest expense, net of capitalized interest	(26,801)	(19,094)	(103,093)	(70,239)
Gain on sale of equity securities	—	—	—	12,914
Loss on early extinguishment of debt	—	(636)	(1,852)	(9,467)
Income tax benefit	5,485	1,580	12,873	558

Loss from continuing operations	$(1,406)	$(73,217)	$(39,617)	$(80,284)

Consolidated Adjusted EBITDA margin (b)	18.4%	9.6%	19.5%	16.3%
Loss from continuing operations margin	(0.5)%	(31.7)%	(3.6)%	(8.1)%

(a)	St. Louis includes operating results at Lumière Place and River City Casino. River City Casino opened on March 4, 2010.

(b)	See discussion of Non-GAAP Financial Measures above for a detailed description of Consolidated Adjusted EBITDA and Consolidated Adjusted EBITDA margin.

Pinnacle Entertainment, Inc.
Supplemental Information
Pre-opening and Development Costs
(In thousands, unaudited)

	For the three months		For the year
	ended December 31,		ended December 31,
	2010	2009	2010	2009
River City	$185	$3,057	$9,896	$7,968
Baton Rouge	477	323	1,159	5,769
Sugarcane Bay	344	282	1,543	2,021
Other	715	95	1,293	850

Total pre-opening and development costs	$1,721	$3,757	$13,891	$16,608

Write-downs, Reserves and Recoveries, Net
(In thousands, unaudited)

	For the three months		For the year
	ended December 31,		ended December 31,
	2010	2009	2010	2009
Loss on disposal of asset	$621	$1,077	$2,590	$1,703
Gain on sale of land	(2,315)	—	(2,315)	—
Sales tax incremental bonds impairment	—	—	160	—
Legal settlement recoveries	—	—	(6,451)	—

Write-downs, reserves and recoveries, net	$(1,694)	$1,077	$(6,016)	$1,703

Income (Loss) from Discontinued Operations, Net of Income Taxes
(In thousands, unaudited)

	For the three months		For the year
	ended December 31,		ended December 31,
	2010	2009	2010	2009
Atlantic City	$(2,729)	$(163,777)	$(11,385)	$(171,139)
President Riverboat Casino	16	(5,789)	(6,130)	(9,137)
Casino Magic Argentina	—	975	3,363	6,032
The Casino at Emerald Bay in The Bahamas	(8)	87	(753)	(10)
Casino Magic Biloxi	(59)	(142)	41,927	(462)
Income taxes	(5,895)	(157)	(10,824)	(3,302)

Income (loss) from discontinued operations, net of income taxes	$(8,675)	$(168,803)	$16,198	$(178,018)

Pinnacle Entertainment, Inc.
Supplemental Information
Reconciliations of GAAP Net Loss to Adjusted Net Loss
and GAAP Net Loss Per Share to Adjusted Loss Per Share
(In thousands, except per share amounts, unaudited)

	For the three months		For the year
	ended December 31,		ended December 31,
	2010	2009	2010	2009

GAAP net loss	$(10,081)	$(242,020)	$(23,419)	$(258,302)
Pre-opening and development costs	1,721	3,757	13,891	16,608
Gain on sale of equity securities	—	—	—	(12,914)
Impairment of indefinite-lived intangible assets	—	—	11,500	—
Impairment of land and construction costs	497	26,879	23,662	27,025
Impairment of buildings, riverboats and equipment	77	16,193	366	16,492
Write-downs, reserves and recoveries, net	(1,694)	1,077	(6,016)	1,703
Loss on early extinguishment of debt	—	636	1,852	9,467
Adjustment for taxes on above	(242)	(19,538)	(18,216)	(23,498)
(Income) loss from discontinued operations, net of income taxes	8,675	168,803	(16,198)	178,018

Adjusted net loss (a)	$(1,047)	$(44,213)	$(12,578)	$(45,401)

GAAP net loss per share	$(0.16)	$(4.03)	$(0.38)	$(4.30)
Pre-opening and development costs	0.03	0.06	0.23	0.28
Gain on sale of equity securities	—	—	—	(0.22)
Impairment of indefinite-lived intangible assets	—	—	0.19	—
Impairment of land and construction costs	0.01	0.45	0.39	0.45
Impairment of buildings, riverboats and equipment	—	0.27	0.01	0.27
Write-downs, reserves and recoveries, net	(0.03)	0.02	(0.10)	0.03
Loss on early extinguishment of debt	—	0.01	0.03	0.16
Adjustment for taxes on above	(0.00)	(0.33)	(0.30)	(0.39)
(Income) loss from discontinued operations, net of income taxes	0.14	2.81	(0.27)	2.96

Adjusted loss per share (a)	$(0.01)	$(0.74)	$(0.20)	$(0.76)

Number of shares — diluted	61,516	60,080	60,872	60,056

(a)	See discussion of Non-GAAP Financial Measures above for detailed descriptions of Adjusted net loss and Adjusted loss per share.
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